China Bio Energy Approved for Nasdaq Listing

XI'AN, China, June 25 /PRNewswire-Asia-FirstCall/ -- China Bio Energy Holdings Group (OTC Bulletin Board: CBEH - News), a leading manufacturer and distributor of bio-diesel and distributor of petroleum-related products including gasoline, diesel, and heavy oil in China, today announced that it has received approval to list its securities on the Nasdaq Capital Market.

China Bio-Energy's common stock will begin trading under the symbol “CBEH” on the Nasdaq Capital Market on June 26, 2009.

"We are very pleased to join the Nasdaq Capital Market alongside other top tier companies," says Mr. Xincheng Gao , Chief Executive Officer of China Bio Energy Holdings Group. "We believe that meeting the stringent requirements to list on Nasdaq demonstrates our progress in building a strong organization. We believe that this achievement will further enhance our profile in the US capital markets, increase the visibility, liquidity and marketability of our shares while allowing us to expand our shareholder base."

About China Bio Energy Holdings Group

CBEH is a distributor of refined oil products including gasoline, diesel, and heavy oil, and a manufacturer and distributor of bio-diesel fuel. CBEH's bio-diesel fuel is made at its 100,000-ton capacity facility in Shaanxi Province. The feedstock used for its bio-diesel production consists of naturally growing non-edible seeds and waste oil from restaurants. CBEH's bio-diesel can be used as a complete substitute for petro-diesel or can be blended with petro-diesel. The Company's products are sold via its own distribution network, which includes four fuel depots in Shaanxi Province that have both road and rail access.

Safe Harbor Statement

This press release contains certain statements that may include "forward- looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

China Bio Energy Holdings Group
Alex Gong, VP of Capital Market
Tel:   +86-136-0127-9912
Email: alexgong08@gmail.com
Web:   http://www.cbeh.net.cn/

OR

HC International, Inc.
Ted Haberfield, Executive VP
Tel:   +1-760-755-2716
Email: thaberfield@hcinternational.net
Web:   http://www.hcinternational.net